EXHIBIT 23.1

Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Convention All Holdings Incorporated
(formerly Convention All Services, Inc.)

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2006, except for note 1, which is as of August 14, 2006, relating to the financial statements of Convention All Holdings Incorporated as of December 31, 2005 and for the two years then ended.

We also consent to the references to us under the heading “Experts” in such Document.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

August 14, 2006